www.aviatnetworks.com

Aviat Networks Announces Fiscal 2023 Second Quarter and Six Month Financial Results; Increases Full Year Revenue and Earnings Guidance

Total Revenue of $90.7 million; Up 16.5% Year-Over-Year
Adjusted EBITDA of $12.9 million; Up 27.4% compared to Prior Year

AUSTIN, Texas, February 1, 2023 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2023 second quarter ended December 30, 2022.

Second Quarter Highlights
•Company executed on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues and Adjusted EBITDA
•Record non-GAAP operating margin
•Capitalized on the 5G upgrade cycle with the recently launched Vendor Agnostic Multi-Band solution
•Continued growth in private networks with software, routers and private LTE solutions
•Integration of recent acquisition (Redline Communications, Inc.) progressed ahead of plan and the Company has begun to execute on cross-selling opportunities
Second Quarter Financial Highlights

•Total Revenues: $90.7 million, +16.5% from same quarter last year
•GAAP Results: Gross Margin 35.5%; Operating Expenses $23.5 million; Operating Income $8.7 million; Net Income before tax $9.1 million
•Non-GAAP Results: Adjusted EBITDA $12.9 million; Gross Margin 35.7%; Operating Expenses $21.0 million; Operating Income $11.4 million; Net Income $11.1 million; Net Income per share $0.94
•Net Cash and Marketable Securities: $21.4 million; no loans outstanding at quarter-end
Fiscal 2023 Second Quarter and Six Months Ended December 30, 2022
Revenues
The Company reported total revenues of $90.7 million for its fiscal 2023 second quarter, compared to $77.9 million in the comparable fiscal 2022 period, an increase of $12.8 million or 16.5%. North America revenue of $52.0 million increased by $1.0 million or 2.0%, compared to $51.0 million in the comparable fiscal 2022 period. International revenue was $38.6 million compared to $26.8 million in the comparable fiscal 2022 period, an increase of $11.8 million or 44.1%.

For the six months ended December 30, 2022, revenue grew by 13.8% to $171.9 million, as compared to $151.0 million in the comparable fiscal 2022 period. North America revenue of $100.9 million decreased by $(1.1) million or (1.1)%, as compared to

$102.0 million in the comparable fiscal 2022 period. International revenue of $71.0 million for the fiscal 2023 six-month period increased by $22.0 million or 44.9%, as compared to $49.0 million in the comparable fiscal 2022 period.

Gross Margins
In the fiscal 2023 second quarter, the Company reported GAAP gross margin of 35.5% and non-GAAP gross margin of 35.7%. This compares to GAAP gross margin of 36.2% and non-GAAP gross margin of 36.3% in the comparable fiscal 2022 period, a decrease of (70) and (60) basis points respectively. Gross margins continue to be pressured by expedite fees and inflation as we work to overcome supply chain issues. However, our pricing actions to offset higher costs continue to gain momentum as evidenced by a 80 bps improvement in margins as compared to the prior fiscal quarter.

For the six months ended December 30, 2022, the Company reported GAAP gross margin of 35.9% and non-GAAP gross margin of 36.1%. This compares to GAAP gross margin of 35.9% and non-GAAP gross margin of 36.0% in the comparable fiscal 2022 period, a decrease of — and (10) basis points, respectively.

Operating Expenses
GAAP total operating expenses for the fiscal 2023 second quarter were $23.5 million, compared to $18.9 million in the comparable fiscal 2022 period, an increase of $4.6 million or 24.2%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses for the fiscal 2023 second quarter were $21.0 million, as compared to $19.2 million in the comparable fiscal 2022 period, a decrease of $1.8 million or 9.2%. The decreased spending resulted from cost control efforts and benefits from prior restructurings.

The Company reported GAAP total operating expenses for the fiscal 2023 six-month period of $49.1 million, compared to $38.2 million in the comparable fiscal 2022 period, an increase of $10.9 million or 28.4%. On a non-GAAP basis, excluding the impact of restructuring charges and share-based compensation, total operating expenses for the fiscal 2023 six-month period were $41.4 million, as compared to $37.1 million in the fiscal 2022 period, an increase of $4.4 million or 11.8%.

Operating Income
The Company reported GAAP operating income of $8.7 million for the fiscal 2023 second quarter, compared to $9.2 million in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported operating income of $11.4 million for the fiscal 2023 second quarter, compared to $9.0 million in the comparable fiscal 2022 period.

For the fiscal 2023 six-month period, the Company reported $12.6 million in GAAP operating income, as compared to $16.0 million in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported operating income of $20.6 million, compared to $17.3 million in the comparable fiscal 2022 period.
Income Taxes
The Company reported GAAP income tax expense of $3.1 million in the fiscal second quarter, compared to $3.1 million in the comparable fiscal 2022 period.

For the fiscal 2023 six-month period, the Company reported GAAP income tax expense of $7.0 million, compared to $5.2 million in the comparable fiscal 2022 period, or an increase of $1.8 million.

Net Income / Net Income Per Share
The Company reported GAAP net income of $6.0 million in the fiscal 2023 second quarter or GAAP net income per fully diluted share of $0.51. This compared to GAAP net income of $5.9 million or $0.49 per fully diluted share in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported net income of $11.1 million or non-GAAP net income per fully diluted share of $0.94 in the fiscal 2023 second quarter, compared to a non-GAAP net income of $8.5 million or $0.71 per share in the comparable fiscal 2022 period.

The Company reported GAAP net income of $3.3 million for the fiscal 2023 six-month period, or GAAP net income per fully diluted share of $0.28. This compared to GAAP net income of $10.6 million or $0.89 per share in the comparable fiscal 2022 period. On a non-GAAP basis, the Company reported net income of $19.6 million or net income per share of $1.66 in the first six months of fiscal 2023, as compared to non-GAAP net income of $16.5 million or $1.39 per share in the comparable fiscal 2022 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2023 second quarter was $12.9 million, compared to $10.1 million in the comparable fiscal 2022 period.

For the fiscal 2023 six-month period, the Company reported Adjusted EBITDA of $23.6 million, as compared to $19.7 million in the comparable fiscal 2022 period a year-over-year increase of $3.9 million, or 19.6%.

Balance Sheet Highlights
The Company reported cash and marketable securities of $21.4 million as of December 30, 2022, compared to $22.9 million as of September 30, 2022. As of December 30, 2022, the Company had no loans outstanding.
Fiscal 2023 Full Year Outlook
The Company raised its fiscal 2023 full year guidance as follows:
•Full year Revenue between $340 and $347 million.
•Full year Adjusted EBITDA between $45.0 and $47.5 million.

Conference Call Details
Aviat Networks, Inc. will host a conference call at 5:00 p.m. Eastern Time (ET) today, February 1, 2023, to discuss its financial and operational results for the fiscal 2023 second quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; David M. Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat’s Investor Relations website at https://investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold in 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2023, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; the timing of our receipt of payment; our ability to meet product development dates or cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the ability to preserve and use our net operating loss carryforwards; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships.

For more information regarding the risks and uncertainties for Aviat's business, see "Risk Factors" in Aviat's Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 14, 2022, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2023 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
Revenues:
Revenue from product sales	$65,561	$53,467	$120,662	$104,314
Revenue from services	25,122	24,397	51,272	46,708
Total revenues	90,683	77,864	171,934	151,022
Cost of revenues:
Cost of product sales	40,569	34,014	75,822	65,939
Cost of services	17,894	15,694	34,438	30,846
Total cost of revenues	58,463	49,708	110,260	96,785
Gross margin	32,220	28,156	61,674	54,237
Operating expenses:
Research and development expenses	6,047	6,169	12,134	12,079
Selling and administrative expenses	16,567	13,739	34,071	26,437
Restructuring (recovery) charges	928	(960)	2,878	(301)
Total operating expenses	23,542	18,948	49,083	38,215
Operating income	8,678	9,208	12,591	16,022
Other (income)/expense, net	(460)	240	2,322	212
Income before income taxes	9,138	8,968	10,269	15,810
Provision for income taxes	3,092	3,052	6,969	5,212
Net income	$6,046	$5,916	$3,300	$10,598

Net income per share of common stock outstanding:
Basic	$0.53	$0.52	$0.29	$0.95
Diluted	$0.51	$0.49	$0.28	$0.89
Weighted-average shares outstanding:
Basic	11,347	11,309	11,273	11,172
Diluted	11,805	11,960	11,795	11,895

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2023 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 30, 2022	July 1, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$21,360	$36,877
Marketable securities	2	10,893
Accounts receivable, net	91,371	73,168
Unbilled receivables	53,600	45,857
Inventories	35,185	25,394
Customer service inventories	1,875	1,775
Other current assets	20,132	12,437
Total current assets	223,525	206,401
Property, plant and equipment, net	11,416	8,887
Goodwill	4,950	—
Intangible assets, net	7,042	—
Deferred income taxes	89,647	95,412
Right of use assets	2,874	2,759
Other assets	9,834	10,445
Total long-term assets	125,763	117,503
TOTAL ASSETS	$349,288	$323,904
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$59,750	$42,394
Accrued expenses	23,605	26,451
Short-term lease liabilities	784	513
Advance payments and unearned revenue	38,870	33,740
Restructuring liabilities	1,472	1,381
Total current liabilities	124,481	104,479
Unearned revenue	7,824	8,920
Long-term lease liabilities	2,368	2,412
Other long-term liabilities	249	273
Reserve for uncertain tax positions	5,307	5,504
Deferred income taxes	563	563
Total liabilities	140,792	122,151
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	114	112
Treasury stock	(6,147)	(6,147)
Additional paid-in-capital	826,812	823,259
Accumulated deficit	(596,142)	(599,442)
Accumulated other comprehensive loss	(16,141)	(16,029)
Total equity	208,496	201,753
TOTAL LIABILITIES AND EQUITY	$349,288	$323,904

AVIAT NETWORKS, INC.
Fiscal Year 2023 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2023 Second Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Six Months Ended
	December 30, 2022	% of Revenue	December 31, 2021	% of Revenue	December 30, 2022	% of Revenue	December 31, 2021	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$32,220	35.5%	$28,156	36.2%	$61,674	35.9%	$54,237	35.9%
Share-based compensation	166		102		338		170
Non-GAAP gross margin	32,386	35.7%	28,258	36.3%	62,012	36.1%	54,407	36.0%

GAAP research and development expenses	$6,047	6.7%	$6,169	7.9%	$12,134	7.1%	$12,079	8.0%
Share-based compensation	(137)		(22)		(272)		(98)
Non-GAAP research and development expenses	5,910	6.5%	6,147	7.9%	11,862	6.9%	11,981	7.9%

GAAP selling and administrative expenses	$16,567	18.3%	$13,739	17.6%	$34,071	19.8%	$26,437	17.5%
Share-based compensation	(1,356)		(637)		(2,887)		(1,356)
Merger and acquisition related expense	(104)		—		(1,620)		—
Non-GAAP selling and administrative expenses	15,107	16.7%	13,102	16.8%	29,564	17.2%	25,081	16.6%

GAAP operating income	$8,678	9.6%	$9,208	11.8%	$12,591	7.3%	$16,022	10.6%
Share-based compensation	1,659		761		3,497		1,624
Merger and acquisition related expense	104		—		1,620		—
Restructuring charges (recovery)	928		(960)		2,878		(301)
Non-GAAP operating income	11,369	12.5%	9,009	11.6%	20,586	12.0%	17,345	11.5%

GAAP income tax provision	$3,092	3.4%	$3,052	3.9%	$6,969	4.1%	$5,212	3.5%
Adjustment to reflect pro forma tax rate	(2,792)		(2,752)		(6,069)		(4,612)
Non-GAAP income tax provision	300	0.3%	300	0.4%	900	0.5%	600	0.4%

GAAP net income	$6,046	6.7%	$5,916	7.6%	$3,300	1.9%	$10,598	7.0%
Share-based compensation	1,659		761		3,497		1,624
Merger and acquisition related expense	104		—		1,620		—
Restructuring charges (recovery)	928		(960)		2,878		(301)
Other (income)/expense	(425)		—		2,234		—
Adjustment to reflect pro forma tax rate	2,792		2,752		6,069		4,612
Non-GAAP net income	$11,104	12.2%	$8,469	10.9%	$19,598	11.4%	$16,533	10.9%

Net income per share:
GAAP	$0.51		$0.49		$0.28		$0.89
Non-GAAP	$0.94		$0.71		$1.66		$1.39

Shares used in computing net income per share
GAAP	11,805		11,960		11,795		11,895
Non-GAAP	11,805		11,960		11,795		11,895

Adjusted EBITDA:
GAAP net income	$6,046	6.7%	$5,916	7.6%	$3,300	1.9%	$10,598	7.0%
Depreciation and amortization of intangible assets, property, plant and equipment	1,545		1,129		3,013		2,393
Other (income)/expense, net	(460)		240		2,322		212
Share-based compensation	1,659		761		3,497		1,624
Merger and acquisition related expense	104		—		1,620		—
Restructuring charges (recovery)	928		(960)		2,878		(301)
Provision for income taxes	3,092		3,052		6,969		5,212
Adjusted EBITDA	$12,914	14.2%	$10,138	13.0%	$23,599	13.7%	$19,738	13.1%
_____________________________________________________

(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2023 Second Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Six Months Ended
	December 30, 2022	December 31, 2021	December 30, 2022	December 31, 2021
	(In thousands)
North America	$52,049	$51,046	$100,897	$101,983
International:
Africa and the Middle East	14,135	13,535	25,119	24,237
Europe	5,334	2,908	9,834	5,611
Latin America and Asia Pacific	19,165	10,375	36,084	19,191
	38,634	26,818	71,037	49,039
Total revenue	$90,683	$77,864	$171,934	$151,022